Exhibit 99.1
Spyre Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

Announced positive topline induction data from Part A of the Phase 2 SKYLINE trial of SPY001, demonstrating best-in-class efficacy potential and a safety profile consistent with the α4β7 class

Announced over-enrollment and acceleration of topline readout to the third quarter of 2026 of the rheumatoid arthritis (“RA”) sub-study of the Phase 2 SKYWAY basket trial

Remain on track for 6 proof-of-concept readouts in 2026 across the SKYLINE and SKYWAY Phase 2 trials

Further strengthened the balance sheet with $463 million gross proceeds from an underwritten public offering of common stock

$1.2 billion in pro forma cash, cash equivalents, and marketable securities as of March 31, 2026, with expected runway into the second half of 2029

Waltham, Mass, May 5, 2026 (GLOBE NEWSWIRE) - Spyre Therapeutics, Inc. (“Spyre” or the “Company”) (NASDAQ:SYRE), a clinical-stage biotechnology company pioneering long-acting antibodies and antibody combinations to redefine the standard of care for inflammatory bowel disease (“IBD”) and rheumatic diseases (“RD”), today announced its first quarter 2026 financial results and provided program and corporate updates.

“With our first Phase 2 readout of the year supporting a potential best-in-class profile for SPY001 in IBD, we have begun to deliver on the promise of what we believe is one of the most ambitious and differentiated pipelines in our industry. This result opened the possibility that our monotherapies could become valuable products in IBD and further strengthened our conviction that our combination therapies have the potential to deliver paradigm-changing efficacy for the more than two million Americans suffering from IBD,” said Cameron Turtle, DPhil, Chief Executive Officer of Spyre. “We have now begun enrolling our IBD combination therapies across the world and look forward to unveiling additional monotherapy results over the next few months and combination data next year. Outside IBD, we are advancing a potentially first- and best-in-class anti-TL1A antibody across multiple rheumatic diseases, where we continue to execute ahead of schedule and see significant opportunity for this mechanism paired with a convenient dosing profile. Collectively, we believe our assets, strategy, and execution position Spyre to deliver meaningful outcomes for patients and substantial long-term value for shareholders.”

Development Pipeline Overview and Update

The Company is pioneering long-acting antibodies and antibody combinations to redefine the standard of care in IBD and rheumatic diseases. IBD is a chronic condition characterized by inflammation within the gastrointestinal tract, including two main disorders: ulcerative colitis (“UC”) and Crohn's disease (“CD”). In the United States, it is estimated that approximately 2.4 million individuals are diagnosed with IBD. RA, PsA, and axSpA are chronic inflammatory autoimmune conditions primarily characterized by pain, stiffness, and swelling of the joints, as well as impacts on the spine and skin. Together, these rheumatic conditions affect more than three million individuals in the U.S. Existing therapies for these diseases today generally offer incomplete efficacy, meaningful safety warnings, and inconvenient dosing profiles.

Each of the Company's monotherapy programs in IBD target validated mechanisms with the potential for safe and effective treatment of UC and CD with infrequent dosing as a monotherapy or in rational combinations. The

Company is also studying its anti-TL1A program as a monotherapy in indications outside IBD, including RA, PsA, and axSpA.

The Company has two ongoing Phase 2 clinical trials with proof-of-concept data readouts in 2026:

SKYLINE Phase 2 Platform Trial in IBD - in May 2025, the Company initiated a Phase 2 induction and maintenance platform trial of SPY001, SPY002, SPY003, as well as pairwise combinations thereof (six investigational agents in total) in patients with moderately to severely active UC. The trial consists of two parts:
•Part A: Open-label assessment of the safety and preliminary efficacy of a single dose level of each investigational monotherapy. Enrollment for Part A has completed, with SPY001 Part A topline induction data announced in April 2026, and topline data expected for SPY002 and SPY003 in mid-2026 and the third quarter of 2026, respectively.
•Part B: Randomized and placebo-controlled assessment of the safety and efficacy of monotherapies and combinations, designed to provide dose-ranging data on monotherapies, proof-of-concept, and contribution of components for combinations, with induction data expected in 2027.

SKYLINE is currently enrolling participants into Part B of the trial.

SKYWAY Phase 2 Basket Trial in Rheumatic Diseases (RA, PsA, axSpA) - in September 2025, the Company initiated a Phase 2 randomized and placebo-controlled basket trial of SPY072 in patients with moderately to severely active RA, PsA, or axSpA. The trial consists of three sub-studies:

•RA sub-study: Double-blind, placebo-controlled safety and efficacy study of two dose levels of SPY072 at Week 12 with open-label follow-up through Week 36. This sub-study has completed enrollment ahead of schedule and topline proof-of-concept data are expected in the third quarter of 2026.
•PsA sub-study: Double-blind, placebo-controlled safety and efficacy study of a single dose level of SPY072 at Week 16 with open-label follow-up through Week 40. Enrollment continues in this sub-study and topline proof-of-concept data are expected in the fourth quarter of 2026.
•axSpA sub-study: Double-blind, placebo-controlled safety and efficacy study of a single dose level of SPY072 at Week 16 with open-label follow-up through Week 40. Enrollment continues in this sub-study and topline proof-of-concept data are expected in the fourth quarter of 2026.

The investigational therapies being studied in the SKYLINE and SKYWAY clinical trials include:

SPY001 – a highly potent and selective investigational monoclonal antibody targeting α4β7, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing.

•In April 2026, topline induction results were presented for SPY001 from Part A of the SKYLINE trial in ulcerative colitis subjects. 43 subjects were dosed with SPY001 and 41 subjects completed the induction period. SPY001 was well tolerated with a safety profile consistent with the α4β7 class. SPY001 achieved the primary endpoint, demonstrating a statistically significant reduction in the Robart’s Histopathology Index (RHI) score of 9.2 points (p<0.0001). The rates of key secondary endpoints of clinical remission and endoscopic improvement were clinically meaningful at 40% and 51%, respectively.

SPY002 and SPY072 – two highly potent and selective, investigational anti-TL1A monoclonal antibodies, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing. The Company believes TL1A has emerged as one of the most promising targets in IBD and broader immunology indications. SPY002 is being evaluated for the treatment of IBD in the SKYLINE study and SPY072 is being evaluated for the treatment of rheumatic diseases in the SKYWAY study.

•In June 2025, interim healthy volunteer data from two Phase 1 trials (one for SPY002 and one for SPY072) were presented, demonstrating favorable safety profiles, meaningfully differentiated PK profiles supporting potential Q3M or Q6M maintenance dosing, and complete suppression of free TL1A through up to 20 weeks at single 100mg doses. Longer-term data from these Phase 1 trials were presented at medical meetings in late 2025, providing further support for these potential best-in-class profiles.
•Based on these interim results, SPY002 was advanced to the SKYLINE Phase 2 platform trial, and SPY072 was advanced to the SKYWAY Phase 2 basket trial.

SPY003 – a highly potent and selective investigational monoclonal antibody targeting the p19 subunit of IL-23, engineered with half-life extension technology and formulated at high concentration with the goal of maximizing efficacy and enabling infrequent, subcutaneous maintenance dosing.

•In November 2025, interim healthy volunteer data from a Phase 1 trial were disclosed, demonstrating that SPY003 exhibited a favorable safety profile and a meaningfully differentiated PK profile supporting potential Q3M or Q6M maintenance dosing. Additional data from this Phase 1 trial were presented at the 21st Congress of the European Crohn’s and Colitis Organisation ("ECCO") in February 2026, providing further support for this potential best-in-class profile.
•Based on these interim results, SPY003 was advanced to the SKYLINE Phase 2 platform trial.

Rational Combinations – the Company plans to investigate combinations of our proprietary antibodies in nonclinical studies and clinical trials in order to evaluate whether combinations can potentially lead to best-in-class efficacy in IBD, with less frequent dosing.

•In February and May 2025, preclinical data for SPY120 were presented at medical meetings, demonstrating that the combined inhibition of TL1A and α4β7 is superior to either monotherapy in mouse models of colitis and that the PK profiles of SPY001 and SPY002 were similar in non-human primates whether dosed as monotherapy or in combination, while also demonstrating no drug effects on PK.
•Preclinical data for SPY130 and SPY230 have demonstrated enhanced efficacy and pharmacodynamics with SPY003 in combination with SPY001 and with SPY002.
•The Company is enrolling each of its combinations in Part B of the SKYLINE trial.
First Quarter 2026 Financial Results
Cash Position: As of March 31, 2026, Spyre had cash, cash equivalents, and marketable securities of $741.5 million. Pro forma cash of $1,176.8 million as of March 31, 2026, also reflects $435.3 million in net proceeds from the recently closed April 2026 underwritten public offering of common stock. Net cash used in operating activities was $57.4 million for the first quarter of 2026.
Research and Development (R&D) expenses: R&D expenses totaled $60.4 million for the first quarter of 2026 and $41.6 million for the first quarter of 2025. The increase was primarily driven by higher manufacturing and clinical trial expenses, as well as higher headcount, partially offset by lower early-stage R&D activities.
General and Administrative (G&A) expenses: G&A expenses totaled $15.2 million for the first quarter of 2026 and $11.9 million for the first quarter of 2025. The increase was primarily driven by higher headcount.
Gain on Sale of In-Process Research and Development Asset: During the first quarter of 2026, the Company recognized a gain of $30.0 million for achieved milestones related to the 2023 sale of the global rights of the legacy Aeglea asset pegzilarginase to Immedica, specifically the FDA approval of pegzilarginase.

Total Other (Expense) Income: Other expense totaled $23.4 million for the first quarter of 2026 compared to $8.8 million of other income in the first quarter of 2025, primarily driven by changes in the fair value of the contingent value right (CVR) liability.
Net Loss: Net loss totaled $69.0 million and $44.8 million for the first quarters of 2026 and 2025, respectively.
About Spyre Therapeutics
Spyre Therapeutics is a clinical-stage biotechnology company pioneering long-acting antibodies and antibody combinations to redefine the standard of care for inflammatory bowel disease (“IBD”) and rheumatic diseases. Spyre's pipeline includes investigational extended half-life antibodies targeting α4β7, TL1A, and IL-23.

For more information, please visit http://spyre.com.
Safe Harbor / Forward Looking Statements
Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: the Company's future results of operations and financial position; its ability to achieve the expected benefits or opportunities with respect to its product candidates, including their potential commercialization, the possibility that its monotherapies could become valuable assets in IBD and the potential paradigm-shifting efficacy of its combination therapies; its business strategy, including its ability to successfully develop best-in-class therapeutics for IBD, RA, PsA, axSpA and other immune-mediated diseases that meaningfully improve both efficacy and convenience compared to today's standard of care and the Company's ability to develop first-in-class therapeutics for RD; the potential consistency of the SPY001, SPY002, SPY072 and SPY003 Phase 1 trial and Phase 2 trial final data readouts with previously disclosed data for the Company's programs; expectations regarding the drug delivery of the Company's product candidates, including in the form of a subcutaneous injection; the length of time that the Company believes its existing cash resources will fund its operations, including the expectation of cash runway extending into the second half of 2029; estimated market sizes and potential growth opportunities; its nonclinical and future clinical development activities, including the Company's plans for and timing of cohort initiation and data readouts for the ongoing SKYWAY Phase 2 basket trial and SKYLINE Phase 2 platform trial, enrollment of clinical trials and, the inclusion of each rational combination in Part B of the SKYLINE Phase 2 platform trial and the number of data readouts expected to be delivered in 2026 and 2027; the potential efficacy, tolerability, convenience, commercial viability and safety profile of its product candidates, including in combinations; the planned dosing regimen for SPY001, SPY002, SPY072 and SPY003, and combinations thereof, including the potential for a Q3M or Q6M dosing profile and the potential for such dosing profile to be the leading product profile in IBD and RD; the potential therapeutic benefits and economic value of its product candidates as monotherapies or in combinations and their extended half-life; and Spyre’s business plans, milestones, and goals. The words "opportunity," "potential," “milestones,” “pipeline,” “strategy,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “might,” “plan,” “possible,” “predict,” “should,” “will,” “would,” and similar expressions (including the negatives of these terms) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs and involve a number of risks and uncertainties, many of which are beyond Spyre’s control, and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited, uncertainties and risks arising from regulatory feedback, including potential disagreement by regulatory authorities with the Company’s interpretation of data and the Company’s clinical trials for its product candidates; the potential for interim data not being delivered within expected time frames or final data not being consistent with or different than the interim data reported for the Company’s programs; the potential impact of Trump Administration policies and changes in law on the Company’s business; and those uncertainties and factors described in Spyre's most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and any other filings that Spyre has made or may make with the SEC from time to time. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.
Contact Information:
Media Contact
Josie Butler, 1AB
josie@1abmedia.com
Investor Contact
Eric McIntyre
eric.mcintyre@spyre.com

Spyre Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$97,185	$85,721
Marketable securities	644,282	670,812
Prepaid expenses and other current assets	22,486	21,248
Total current assets	763,953	777,781
TOTAL ASSETS	$763,953	$777,781

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,692	$8,904
CVR liability	50,260	22,820
Accrued and other current liabilities	29,160	26,947
Related party accounts payable	50	14
Total current liabilities	85,162	58,685
Non-current CVR liability	6,690	3,860
Other non-current liabilities	1,290	—
TOTAL LIABILITIES	93,142	62,545
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Series A non-voting convertible preferred stock, $0.0001 par value; 1,086,341 shares authorized as of March 31, 2026 and December 31, 2025; 346,045 shares issued and outstanding as of March 31, 2026 and December 31, 2025.	146,425	146,425
Series B non-voting convertible preferred stock, $0.0001 par value; 271,625 shares authorized and 16,667 shares issued and outstanding as of March 31, 2026 and December 31, 2025.	9,395	9,395
Preferred stock, $0.0001 par value; 8,642,034 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding as of March 31, 2026 and December 31, 2025.	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 78,839,858 shares and 78,189,811 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	15	15
Additional paid-in capital	1,712,383	1,686,167
Accumulated other comprehensive (loss) income	(767)	869
Accumulated deficit	(1,196,640)	(1,127,635)
TOTAL STOCKHOLDERS’ EQUITY	670,811	715,236
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$763,953	$777,781

Spyre Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development (1)	60,411	41,623
General and administrative (2)	15,230	11,944
Gain on sale of in-process research and development asset	(30,000)	—
Total operating expenses	45,641	53,567
Loss from operations	(45,641)	(53,567)

Other (expense) income:
Interest income	6,995	6,493
Other (expense) income, net	(30,359)	2,286
Total other (expense) income	(23,364)	8,779
Loss before income tax expense	(69,005)	(44,788)
Income tax benefit	—	15
Net loss	$(69,005)	$(44,773)

Net loss per share, basic and diluted, Series A Preferred Stock	$(29.66)	$(23.95)
Weighted-average Series A non-voting convertible preferred stock outstanding, basic and diluted	346,045	346,045

Net loss per share, basic and diluted, Series B Preferred Stock	$(29.66)	$(23.95)
Weighted-average Series B non-voting convertible preferred stock outstanding, basic and diluted	16,667	16,667

Net loss per share, basic and diluted, common	$(0.74)	$(0.60)
Weighted-average common stock outstanding, basic and diluted	78,548,709	60,265,932
(1)Includes $3.1 million and $2.5 million in related party expenses for the three months ended March 31, 2026 and 2025, respectively.
(2)Includes related party expenses of $0.3 million for the three months ended March 31, 2026 and 2025, respectively.